                                                                    EXHIBIT 99.2

[REGIONS LOGO]    FINANCIAL SUPPLEMENT TO FOURTH QUARTER AND YEAR END 2006
                                    EARNINGS RELEASE

SUMMARY

QUARTERLY EARNINGS OF $0.56 PER DILUTED SHARE (GAAP), OR $0.65 PER DILUTED SHARE EXCLUDING MERGER CHARGES (NON-GAAP - SEE PAGE 17 FOR ADDITIONAL DETAILS)

- Primary drivers of earnings include strong net interest income, solid loan growth, Morgan Keegan, and strong credit quality

- Quarterly results include partial quarter impact from AmSouth merger, which closed November 4, 2006

- PRIOR PERIOD FINANCIAL INFORMATION REFLECTS ONLY LEGACY REGIONS' FINANCIAL RESULTS

REGIONS/AMSOUTH MERGER ON TRACK AND MEETING OR EXCEEDING GOALS

-     Planning complete and execution underway

-     Divestiture of 52 branches expected to be completed by end of 1Q07

-     Mortgage and brokerage conversions scheduled for 1Q07

- Expenses impacted by $87.6 million of pre-tax merger charges during the quarter

-     Cost saves of approximately $6.6 million realized in 4Q06

      -     Primarily personnel-related expenses

      - Regions continues to expect realization of $150 million in net pre-tax cost saves during 2007

STRONG FOURTH QUARTER 2006 REVENUES DRIVEN BY NET INTEREST INCOME AND MORGAN KEEGAN

-     Total FTE revenue of $1.7 billion in 4Q06

-     Quarterly net interest margin of 4.10%

BANKING FRANCHISE PERFORMS WELL DURING QUARTER

-     Loan demand and production was solid and strongest in commercial lending

- Deposit mix shift began to stabilize and late quarter trends indicated steady levels of deposits as well

MORGAN KEEGAN HAS RECORD YEAR OF PROFITS AND REVENUES

- Profits increased 49% in 2006 (42% excluding the impact of the AmSouth transaction) to $151.1 million vs. 2005 and were up 53% linked-quarter (31% excluding the impact of AmSouth)

- Revenues of $307.5 million in 4Q06 and $1.0 billion for the year ended December 31, 2006, up respective 46% and 27% (31% and 23% excluding AmSouth) annually

CHALLENGING MORTGAGE BANKING ENVIRONMENT CONTINUES

- Total origination volume of $4.9 billion in 4Q06 (including $469 million from AmSouth operations) compared to $4.0 billion in 3Q06

- Recorded MSR impairment of $27.0 million ($0.03 per diluted share, after tax) in 4Q06

CREDIT QUALITY REMAINS STRONG

- Net charge-offs of $56.1 million, or an annualized 0.27% of average loans, including $11.0 million related to conforming credit policies

- Non-performing assets of $379.1 million, or 0.40% of loans and other real estate at December 31, 2006

- Allowance for credit losses as a percentage of loans was 1.17% at December 31, 2006

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 2

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CONDITION (1)
                                   (UNAUDITED)

($ amounts in thousands)                     12/31/06         9/30/06         6/30/06         3/31/06        12/31/05
--------------------------------------  -------------   -------------   -------------   -------------   -------------
Assets:
Cash and due from banks                 $   3,550,742   $   2,055,137   $   2,304,934   $   2,059,251   $   2,414,560
Interest-bearing deposits
  in other banks                              270,601          38,981          31,565          37,049          92,098
Federal funds sold and securities
  purchased under agreement
  to resell                                   896,075         913,076         733,476         869,117         710,282
Trading account assets                      1,442,994       1,438,427       1,056,434       1,119,854         992,082
Securities available for sale              18,514,332      12,425,555      11,758,035      11,823,198      11,947,810
Securities held to maturity                    47,728          30,033          29,983          30,591          31,464
Loans held for sale                         3,308,064       1,824,687       2,281,372       1,547,840       1,531,664
Loans held for sale - divestitures          1,612,237               -               -               -               -
Margin receivables                            570,063         581,558         576,616         563,202         527,317
Loans, net of unearned income              94,550,602      59,477,905      59,130,632      58,460,211      58,404,913
Allowance for loan losses                  (1,055,953)       (778,465)       (777,783)       (782,368)       (783,536)
                                        -------------   -------------   -------------   -------------   -------------
       Net loans                           93,494,649      58,699,440      58,352,849      57,677,843      57,621,377
Premises and equipment                      2,398,494       1,097,616       1,109,732       1,109,587       1,122,289
Interest receivable                           666,410         456,978         407,811         402,072         420,818
Excess purchase price                      11,279,480       4,967,799       4,996,028       4,987,770       5,027,044
Mortgage servicing rights (MSRs)              374,871         407,740         420,322         413,672         412,008
Other identifiable intangible assets          957,834         287,437         295,588         304,008         314,368
Other assets                                3,984,447       1,755,627       1,708,041       1,649,464       1,620,419
                                        -------------   -------------   -------------   -------------   -------------
         Total Assets                   $ 143,369,021   $  86,980,091   $  86,062,786   $  84,594,518   $  84,785,600
                                        =============   =============   =============   =============   =============

Liabilities and Stockholders' Equity:
Deposits:
   Non-interest-bearing                 $  20,175,482   $  12,570,051   $  13,158,707   $  13,328,143   $  13,699,038
   Non-interest-bearing - divestitures        533,295               -               -               -               -
   Interest-bearing                        78,281,120      49,599,494      48,246,119      47,191,336      46,679,329
   Interest-bearing - divestitures          2,238,072               -               -               -               -
                                        -------------   -------------   -------------   -------------   -------------
       Total deposits                     101,227,969      62,169,545      61,404,826      60,519,479      60,378,367
Borrowed funds:
   Short-term borrowings:
       Federal funds purchased and
         securities sold under agree-
         ment to repurchase                 7,676,254       4,943,568       4,770,538       3,900,737       3,928,185
       Other short-term
         borrowings                         1,240,817       1,368,480         958,048         995,312       1,038,094
                                        -------------   -------------   -------------   -------------   -------------
         Total short-term
           borrowings                       8,917,071       6,312,048       5,728,586       4,896,049       4,966,279
       Long-term borrowings                 9,392,649       5,490,404       6,293,372       6,621,710       6,971,680
                                        -------------   -------------   -------------   -------------   -------------
       Total borrowed funds                18,309,720      11,802,452      12,021,958      11,517,759      11,937,959
Other liabilities                           3,129,878       1,965,191       1,937,643       1,900,495       1,854,991
                                        -------------   -------------   -------------   -------------   -------------
         Total Liabilities                122,667,567      75,937,188      75,364,427      73,937,733      74,171,317

Stockholders' equity:
       Common stock                             7,303           4,813           4,787           4,778           4,738
       Additional paid in capital          16,339,726       7,466,180       7,393,185       7,360,704       7,248,855
       Undivided profits                    4,493,245       4,547,845       4,355,306       4,169,678       4,034,905
       Treasury stock                          (7,548)       (888,282)       (833,633)       (708,593)       (581,890)
       Accumulated other comprehensive
         loss                                (131,272)        (87,653)       (221,286)       (169,782)        (92,325)
                                        -------------   -------------   -------------   -------------   -------------
         Total Stockholders'
           Equity                          20,701,454      11,042,903      10,698,359      10,656,785      10,614,283
                                        -------------   -------------   -------------   -------------   -------------
         Total Liabilities & SE         $ 143,369,021   $  86,980,091   $  86,062,786   $  84,594,518   $  84,785,600
                                        =============   =============   =============   =============   =============

(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The merger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 3

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME (1)
                                   (UNAUDITED)

                                                                                 Quarter Ended
($ amounts in thousands, except per share amounts)    12/31/06        9/30/06        6/30/06       3/31/06         12/31/05
--------------------------------------------------  -------------    ----------     ----------    -----------     ----------
Interest income:
     Interest and fees on loans                     $ 1,563,558      $1,106,807     $1,047,843    $  992,523      $  953,903
     Interest on securities:
        Taxable interest income                         200,917         143,118        130,979       131,651         126,070
        Tax-exempt interest income                        9,807           7,852          7,904         8,116           7,706
                                                    -----------      ----------     ----------    ----------      ----------
        Total interest on securities                    210,724         150,970        138,883       139,767         133,776
     Interest on loans held for sale                     70,200          45,416         47,261        33,882          37,798
     Interest on federal funds sold and
       securities purchased under
       agreement to resell                               15,877          13,505         11,573        10,490           6,653
     Interest on trading account assets                  22,608          12,519          9,558         9,853           8,363
     Interest on margin receivables                       9,576           9,767          9,525         8,673           8,283
     Interest on time deposits in
       other banks                                        1,376             637            343           544             384
                                                    -----------      ----------     ----------    ----------      ----------
        Total interest income                         1,893,919       1,339,621      1,264,986     1,195,732       1,149,160

Interest expense:
     Interest on deposits                               597,255         411,178        357,026       314,708         292,886
     Interest on short-term borrowings                  102,984          66,315         56,065        50,133          44,950
     Interest on long-term borrowings                   123,199          84,429         89,360        88,164          85,411
                                                    -----------      ----------     ----------    ----------      ----------
        Total interest expense                          823,438         561,922        502,451       453,005         423,247
                                                    -----------      ----------     ----------    ----------      ----------
        Net interest income                           1,070,481         777,699        762,535       742,727         725,913

Provision for loan losses                                60,000          25,000         30,000        27,500          40,000
                                                    -----------      ----------     ----------    ----------      ----------
        Net interest income after
         provision for loan losses                    1,010,481         752,699        732,535       715,227         685,913

Non-interest income:
     Brokerage and investment banking                   207,676         144,093        158,865       166,793         140,255
     Service charges on deposit
       accounts                                         195,838         150,078        147,272       128,529         129,992
     Trust department income                             43,531          36,366         35,730        34,555          30,847
     Mortgage servicing and origination
       fees                                              32,907          33,296         34,270        32,698          33,651
     Securities gains (losses), net                         (20)          8,104             28            11         (17,609)
     Other                                              155,395          94,012        114,546       107,531         105,649
                                                    -----------      ----------     ----------    ----------      ----------
        Total non-interest income                       635,327         465,949        490,711       470,117         422,785

Non-interest expense:
     Salaries and employee benefits                     620,788         413,719        441,475       447,008         436,965
     Net occupancy expense                               92,306          54,012         53,772        59,888          56,558
     Furniture and equipment expense                     60,433          33,838         33,942        34,083          34,171
     (Recapture) impairment of MSR's                     27,000           8,000        (10,000)       (9,000)        (18,000)
     Other                                              316,304         205,024        207,324       224,115         244,342
                                                    -----------      ----------     ----------    ----------      ----------
        Total non-interest expense (2)                1,116,831         714,593        726,513       756,094         754,036
                                                    -----------      ----------     ----------    ----------      ----------
        Income before income taxes                      528,977         504,055        496,733       429,250         354,662
Applicable income taxes                                 167,426         152,398        151,476       134,570         100,666
                                                    -----------      ----------     ----------    ----------      ----------
        Net income                                  $   361,551      $  351,657     $  345,257    $  294,680      $  253,996
                                                    ===========      ==========     ==========    ==========      ==========

Weighted-average shares outstanding--
 during quarter:
     Basic (3)                                          638,830         454,441        455,528       456,442         457,193
     Diluted (3)                                        646,372         458,903        460,131       461,043         461,651
Actual shares outstanding--
  end of quarter (3)                                    730,076         455,067        454,034       456,701         456,348
Per Share:
     Net income - basic                             $      0.57      $     0.77     $     0.76    $     0.65      $     0.56
     Net income - diluted                           $      0.56      $     0.77     $     0.75    $     0.64      $     0.55
     Cash dividends paid (4)                        $      0.35      $     0.35     $     0.35    $     0.35      $     0.34

Taxable equivalent net interest income              $ 1,104,421      $  806,260     $  791,268    $  766,682      $  748,642

(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The merger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

(2) Merger-related charges totaled $87.6 million in fourth quarter 2006 and are included in non-interest expense. See pages 11 and 17 for additional detail.

(3) On November 4, 2006, 277 million shares were issued in the AmSouth transaction; as a result, the weighted-average shares outstanding calculation includes approximately one month of pre-AmSouth merger sharecount and two months of post-AmSouth merger sharecount.

(4) In 4Q06, in addition to the dividend paid, the Board of Directors declared a $0.36 per share dividend payable January 2, 2007, representing an acceleration of Regions' previously existing dividend schedule beginning with the 2007 dividends paid.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 4

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME (1)
                                   (UNAUDITED)

                                                                                           Year Ended
                                                                                          December 31
                                                                              ------------------------------------
($ amounts in thousands, except per share amounts)                               2006                     2005
---------------------------------------------------------                     -----------              -----------
Interest income:
     Interest and fees on loans                                               $ 4,710,731              $ 3,546,767
     Interest on securities:
        Taxable interest income                                                   606,665                  498,666
        Tax-exempt interest income                                                 33,679                   28,800
                                                                              -----------              -----------
        Total interest on securities                                              640,344                  527,466
     Interest on loans held for sale                                              196,759                  149,167
     Interest on federal funds sold and securities purchased under agreement
        to resell                                                                  51,445                   19,301
     Interest on trading account assets                                            54,538                   36,596
     Interest on margin receivables                                                37,541                   29,173
     Interest on time deposits in other banks                                       2,900                    1,905
                                                                              -----------              -----------
        Total interest income                                                   5,694,258                4,310,375

Interest expense:
     Interest on deposits                                                       1,680,167                1,004,727
     Interest on short-term borrowings                                            275,497                  164,816
     Interest on long-term borrowings                                             385,152                  320,213
                                                                              -----------              -----------
        Total interest expense                                                  2,340,816                1,489,756
                                                                              -----------              -----------
        Net interest income                                                     3,353,442                2,820,619

Provision for loan losses                                                         142,500                  165,000
                                                                              -----------              -----------
        Net interest income after provision for loan losses                     3,210,942                2,655,619

Non-interest income:
     Brokerage and investment banking                                             677,427                  548,662
     Service charges on deposit accounts                                          621,717                  518,388
     Trust department income                                                      150,182                  127,766
     Mortgage servicing and origination fees                                      133,171                  145,304
     Securities gains (losses), net                                                 8,123                  (18,892)
     Other                                                                        471,484                  492,204
                                                                              -----------              -----------
        Total non-interest income                                               2,062,104                1,813,432

Non-interest expense:
     Salaries and employee benefits                                             1,922,990                1,739,017
     Net occupancy expense                                                        259,978                  224,073
     Furniture and equipment expense                                              162,296                  132,776
     (Recapture) impairment of MSR's                                               16,000                  (32,000)
     Other                                                                        952,767                  983,090
                                                                              -----------              -----------
        Total non-interest expense (2)                                          3,314,031                3,046,956
                                                                              -----------              -----------
        Income before income taxes                                              1,959,015                1,422,095
Applicable income taxes                                                           605,870                  421,551
                                                                              -----------              -----------
        Net income                                                            $ 1,353,145              $ 1,000,544
                                                                              ===========              ===========

Weighted-average shares outstanding-- during quarter:
     Basic (3)                                                                    501,681                  461,171
     Diluted (3)                                                                  506,989                  466,183
Actual shares outstanding--
  end of year (3)                                                                 730,076                  456,348
Per Share:
     Net income - basic                                                       $      2.70               $     2.17
     Net income - diluted                                                     $      2.67               $     2.15
     Cash dividends paid (4)                                                  $      1.40               $     1.36

Taxable equivalent net interest income                                        $ 3,468,633               $2,906,071

(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The merger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

(2) Merger-related charges totaled $87.6 million in fourth quarter 2006 and are included in non-interest expense. See pages 11 and 17 for additional detail.

(3) On November 4, 2006, 277 million shares were issued in the AmSouth transaction; as a result, the weighted-average shares outstanding calculation includes approximately one month of pre-AmSouth merger share count and two months of post-AmSouth merger share count.

(4) In 4Q06, in addition to the dividend paid, the Board of Directors declared a $0.36 per share dividend payable January 2, 2007, representing an acceleration of Regions' previously existing dividend schedule beginning with the 2007 dividends paid.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 5

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
         CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS (1)

                                                                                                             Quarter Ended
                                                 12/31/06                       9/30/06                        6/30/06
                                   ---------------------------------- -------------------------------- -----------------------------
($ amounts in thousands; yields on    Average      Revenue/   Yield/    Average      Revenue/   Yield/   Average     Revenue/ Yield/
taxable equivalent basis)             Balance      Expense    Rate      Balance      Expense     Rate    Balance     Expense   Rate
---------------------------------- ------------  ----------- -------  ------------  ---------- ------ -----------  ---------- ------
Assets
Earning assets:
       Interest-bearing deposits
          in other banks           $    125,467  $     1,376   4.35%  $     41,821  $      637  6.04% $    38,825  $      343  3.54%
       Federal funds sold and
          securities purchased
          under agreement to
          resell                      1,098,535       15,878   5.73%       937,005      13,504  5.72%     871,206      11,573  5.33%
       Trading account assets         1,419,868       23,168   6.47%     1,130,260      12,667  4.45%     969,137       9,583  3.97%
       Securities:
          Taxable                    16,263,163      201,354   4.91%    11,612,748     143,483  4.90%  11,175,675     131,364  4.71%
          Tax-exempt                    648,747       14,540   8.89%       397,160      12,003 11.99%     406,340      12,074 11.92%
       Loans held for sale            2,689,490       50,113   7.39%     2,263,608      45,416  7.96%   2,355,875      47,261  8.05%
       Loans held for sale-
          divestitures                1,042,964       20,087   7.64%             -           -     -            -           -     -
       Margin receivables               540,805        9,576   7.03%       553,946       9,767  7.00%     557,148       9,525  6.86%
       Loans, net of unearned
          income                     83,058,620    1,591,768   7.60%    59,111,355   1,130,704  7.59%  58,489,995   1,071,997  7.35%
                                   ------------  -----------          ------------  ----------        -----------  ----------
          Total earning assets      106,887,659  $ 1,927,860   7.16%    76,047,903  $1,368,181  7.14%  74,864,201  $1,293,720  6.93%
Allowance for loan losses              (985,310)                          (780,715)                      (781,282)
Cash and due from banks               2,605,261                          1,959,441                      2,016,715
Other non-earning assets             16,070,226                          9,749,193                      9,776,953
                                   ------------                       ------------                    -----------
                                   $124,577,836                       $ 86,975,822                    $85,876,587
                                   ============                       ============                    ===========

Liabilities and Stockholders'
 Equity
Interest-bearing liabilities:
       Savings accounts            $  3,572,985  $     3,097   0.34%  $  2,988,548  $    3,053  0.41% $ 3,155,230  $    3,357  0.43%
       Interest-bearing
        transaction accounts          6,157,620       36,960   2.38%     1,917,648      10,934  2.26%   2,158,034      11,491  2.14%
       Money market accounts         25,878,171      185,203   2.84%    20,144,394     129,949  2.56%  19,759,267     112,716  2.29%
       Certificates of deposit of
        $100,000 or more             12,045,318      142,757   4.70%     8,297,133      97,633  4.67%   7,650,843      82,214  4.31%
       Other interest-bearing
        deposit accounts             20,610,566      217,264   4.18%    15,875,539     169,610  4.24%  15,067,677     147,248  3.92%
       Interest-bearing
        deposits - divestitures       1,450,645       11,974   3.27%             -           -     -            -           -
                                   ------------  -----------          ------------  ----------        -----------  ----------
          Total interest-bearing
           deposits                  69,715,305      597,255   3.40%    49,223,262     411,179  3.31%  47,791,051     357,026  3.00%
       Federal funds purchased and
        securities sold under
        agreement to repurchase       7,333,018       87,816   4.75%     4,806,594      56,898  4.70%   4,301,848      47,213  4.40%
       Other short-term borrowings    1,539,329       15,169   3.91%       927,313       9,416  4.03%     886,953       8,852  4.00%
       Long-term borrowings           8,159,959      123,199   5.99%     5,810,710      84,428  5.76%   6,589,755      89,361  5.44%
                                   ------------  -----------          ------------  ----------        -----------  ----------
          Total interest-bearing
               liabilities           86,747,611  $   823,439   3.77%    60,767,879  $  561,921  3.67%  59,569,607  $  502,452  3.38%
Non-interest-bearing deposits        17,535,467                         12,482,899                     12,882,910
Other liabilities                     3,108,830                          2,847,404                      2,754,398
Stockholders' equity                 17,185,928                         10,877,640                     10,669,672
                                   ------------                       ------------                    -----------
                                   $124,577,836                       $ 86,975,822                    $85,876,587
                                   ============                       ============                    ===========

Net yield on interest earning
  assets                                                       4.10%                            4.21%                          4.24%

                                                         3/31/06                                     12/31/05
                                        ----------------------------------------      ----------------------------------------
($ amounts in thousands; yields on        Average        Revenue/         Yield/        Average         Revenue/        Yield/
taxable equivalent basis)                 Balance        Expense           Rate         Balance         Expense         Rate
-----------------------------------     -----------     ----------       -------      -----------      ----------      -------
Assets
Earning assets:
       Interest-bearing deposits
          in other banks                $    52,400     $      544         4.21%      $    58,311      $      384        2.61%
       Federal funds sold and
          securities purchased
          under agreement to
          resell                            936,243         10,490         4.54%          687,208           6,653        3.84%
       Trading account assets               924,044         10,324         4.53%          849,974           8,748        4.08%
       Securities:
          Taxable                        11,462,264        131,969         4.67%       11,377,852         126,525        4.41%
          Tax-exempt                        426,119         12,344        11.75%          464,238          11,769       10.06%
       Loans held for sale                1,828,232         33,882         7.52%        2,082,891          37,798        7.20%
       Loans held for sale-
          divestitures                            -              -            -                 -               -           -
       Margin receivables                   534,978          8,673         6.57%          546,389           8,283        6.01%
       Loans, net of unearned
          income                         58,191,512      1,011,461         7.05%       58,047,052         971,729        6.64%
                                        -----------     ----------                    -----------      ----------
          Total earning assets           74,355,792     $1,219,687         6.65%       74,113,915      $1,171,889        6.27%
Allowance for loan losses                  (785,847)                                     (779,144)
Cash and due from banks                   2,029,747                                     2,083,756
Other non-earning assets                  9,838,032                                     9,725,428
                                        -----------                                   -----------
                                        $85,437,724                                   $85,143,955
                                        ===========                                   ===========

Liabilities and Stockholders'
 Equity
Interest-bearing liabilities:
       Savings accounts                 $ 3,100,922     $    2,849         0.37%      $ 2,976,913      $    2,708        0.36%
       Interest-bearing
        transaction accounts              2,272,440         11,062         1.97%        2,530,011          12,579        1.97%
       Money market accounts             19,873,074        100,000         2.04%       19,522,227          86,574        1.76%
       Certificates of deposit of
        $100,000 or more                  7,383,192         72,240         3.97%        7,873,050          72,501        3.65%
       Other interest-bearing
        deposit accounts                 14,442,354        128,557         3.61%       14,081,524         118,524        3.34%
       Interest-bearing
        deposits - divestitures                   -              -                              -               -
                                        -----------     ----------                    -----------      ----------
          Total interest-bearing
           deposits                      47,071,982        314,708         2.71%       46,983,725         292,886        2.47%
       Federal funds purchased and
           securities sold under
           agreement to repurchase        4,176,546         41,281         4.01%        4,202,647          37,963        3.58%
       Other short-term borrowings          999,141          8,852         3.59%          886,991           6,987        3.13%
       Long-term borrowings               6,859,167         88,164         5.21%        7,124,742          85,411        4.76%
                                        -----------     ----------                    -----------      ----------
          Total interest-bearing
               liabilities               59,106,836     $  453,005         3.11%       59,198,105      $  423,247        2.84%
Non-interest-bearing deposits            12,926,748                                    12,871,222
Other liabilities                         2,717,892                                     2,518,080
Stockholders' equity                     10,686,248                                    10,556,548
                                        -----------                                   -----------
                                        $85,437,724                                   $85,143,955
                                        ===========                                   ===========

Net yield on interest earning
  assets                                                                   4.18%                                         4.01%

(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The merger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 6

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
         CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS (1)


                                                                                  Year Ended December 31
                                                                     2006                                   2005
($ amounts in thousands; yields on taxable            Average       Revenue/    Yield/       Average       Revenue/    Yield/
 equivalent basis)                                    Balance       Expense      Rate        Balance       Expense      Rate
---------------------------------------------       -----------    ---------    -------    -----------    ---------    ------
Assets
Earning assets:
    Interest-bearing deposits in other banks            $64,766       $2,900     4.48%         $81,575       $1,905     2.34%
    Federal funds sold and securities
         purchased under agreement to resell            961,127       51,445     5.35%         615,222       19,301     3.14%
    Trading account assets                            1,112,239       55,741     5.01%         829,546       38,319     4.62%
    Securities:
         Taxable securities                          12,638,833      608,171     4.81%      11,660,508      500,666     4.29%
         Tax-exempt                                     470,003       50,961    10.84%         499,666       43,862     8.78%
    Loans held for sale                               2,286,604      176,672     7.73%       2,162,767      149,167     6.90%
    Loans held for sale-divestitures                    262,884       20,087     7.64%               -            -         -
    Margin receivables                                  546,755       37,541     6.87%         533,742       29,173     5.47%
    Loans, net of unearned income                    64,765,653    4,805,931     7.42%      58,002,167    3,613,434     6.23%
                                                    -----------    ---------               -----------    ---------
         Total earning assets                        83,108,864    5,809,449     6.99%      74,385,193    4,395,827     5.91%
Allowance for loan losses                             (833,691)                              (765,853)
Cash and due from banks                               2,153,838                              1,961,894
Other non-earning assets                             11,371,266                              9,515,233
                                                    -----------                            -----------
                                                    $95,800,277                            $85,096,467
                                                    ===========                            ===========
Liabilities and Stockholders' Equity
Interest-bearing liabilities:
    Savings accounts                                 $3,205,123      $12,356     0.39%      $2,926,512       $7,992     0.27%
    Interest-bearing transaction accounts             3,133,768       70,447     2.25%       2,873,955       52,842     1.84%
    Money market accounts                            21,426,701      527,868     2.46%      19,043,326      249,589     1.31%
    Certificates of deposit of
         $100,000 or more                             8,855,396      394,844     4.46%       8,049,384      255,787     3.18%
    Other interest-bearing deposit accounts          16,514,223      662,678     4.01%      14,662,901      438,517     2.99%
    Interest-bearing deposits - divestitures            365,642       11,974     3.27%               -            -        -
                                                    -----------    ---------               -----------    ---------
         Total interest-bearing deposits             53,500,853    1,680,167     3.14%      47,556,078    1,004,727     2.11%
    Federal funds purchased and securities
         sold under agreement to repurchase           5,162,196      233,208     4.52%       4,462,774      130,666     2.93%
    Other short-term borrowings                       1,089,223       42,289     3.88%       1,054,803       34,150     3.24%
    Long-term borrowings                              6,855,601      385,152     5.62%       7,175,075      320,213     4.46%
                                                    -----------    ---------               -----------    ---------
         Total interest-bearing liabilities          66,607,873    2,340,816     3.51%      60,248,730    1,489,756     2.47%
Non-interest bearing deposits                        13,965,594                             12,156,817
Other liabilities                                     2,858,178                              2,013,089
Stockholders' equity                                 12,368,632                             10,677,831
                                                    -----------                            -----------
                                                    $95,800,277                            $85,096,467
                                                    ===========                            ===========
Net yield on interest-earning assets                                             4.17%                                  3.91%

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                          ALLOWANCE FOR CREDIT LOSSES


                                                       Year Ended December 31
($ amounts in thousands)                                2006              2005
---------------------------                          ----------        ---------
Balance at beginning of year                           $783,536        $754,721

Net loans charged off:
   Commercial                                            75,646          77,223
   Real Estate - Mortgage                                38,879          34,436
   Real Estate - Construction                               233             263
   Consumer                                              25,183          24,263
                                                     ----------        --------
       Total                                            139,941         136,185
Allowance of purchased institutions at acquisition      335,833               -
Allowance allocated to sold loans                       (14,140)              -
Provision for loan losses charged to expense            142,500         165,000
                                                     ----------        --------
Balance at end of year                               $1,107,788        $783,536
                                                     ==========        ========
Components:
       Allowance for loan and lease losses           $1,055,953        $783,536
       Reserve for unfunded credit commitments           51,835               -
                                                     ----------        --------
           Allowance for credit losses               $1,107,788        $783,536
                                                     ==========        ========

(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The merger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 7

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                               SELECTED RATIOS (1)

                                                                                    As of and for Quarter Ended
                                                                       12/31/06    9/30/06    6/30/06    3/31/06     12/31/05
                                                                       --------    -------    -------    -------    ---------
Return on average assets*                                                 1.15%      1.60%      1.61%      1.40%        1.18%
Return on average assets* excluding merger-related charges (2)            1.34%      1.60%      1.61%      1.40%        1.32%

Return on average equity*                                                 8.35%     12.83%     12.98%     11.18%        9.55%
Return on average equity excluding merger-related charges (2)             9.72%     12.83%     12.98%     11.18%       10.65%

Return on average tangible equity*                                       19.59%     24.93%     25.73%     22.32%       19.34%
Return on average tangible eq. excluding merger-related charges (2)      22.80%     24.93%     25.73%     22.32%       21.58%

Stockholders' equity per share                                          $28.36     $24.27     $23.56     $23.33       $23.26

Stockholders' equity to total assets                                     14.44%     12.70%     12.43%     12.60%       12.52%

Tangible stockholders' equity to tangible assets                          6.45%      7.08%      6.69%      6.77%        6.64%

Allowance for credit losses as a percentage of loans, net of
    unearned income (3)                                                   1.17%      1.31%      1.32%      1.34%        1.34%

Allowance for loan losses as a percentage of loans, net of
    unearned income                                                       1.12%      1.31%      1.32%      1.34%        1.34%

Net interest margin (FTE)                                                 4.10%      4.21%      4.24%      4.18%        4.01%

Loans, net of unearned income, to total deposits                         93.40%     95.67%     96.30%     96.60%       96.73%

Net charge-offs as a percentage of average loans*                         0.27%      0.16%      0.21%      0.20%        0.28%

Total non-performing assets (excluding loans 90 days past due)
    as a percentage of loans and other real estate                        0.40%      0.52%      0.54%      0.70%        0.70%

Total non-performing assets (including loans 90 days past due)
    as a percentage of loans and other real estate                        0.55%      0.66%      0.67%      0.86%        0.85%

*Annualized

(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The merger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

(2) Non-GAAP measurement; See page 17 for reconciliation to GAAP Financial Measures.

(3) The allowance for credit losses reflects the allowance related to both loans on the balance sheet and exposure related to unfunded commitments and standby letters of credit.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 8

LOANS (1)

                        LOAN PORTFOLIO - PERIOD END DATA


($ amounts in thousands)       12/31/06          9/30/06          6/30/06         3/31/06        12/31/05
--------------------------   -------------    ------------     ------------    ------------    ------------
Commercial                   $ 24,145,411     $ 16,155,841     $ 15,840,510    $ 14,883,254    $ 14,728,006
Real Estate- Mortgage           38,622,197      25,972,339       26,303,946      26,926,297      27,034,924
Real Estate- Construction       14,121,030       8,730,822        8,162,479       7,700,465       7,362,219
Equity Lines of Credit          11,485,436       5,091,891        5,299,424       5,417,680       5,533,299
Indirect Lending                 4,037,539       1,324,017        1,344,853       1,320,304       1,354,897
Other Consumer                   2,138,989       2,202,995        2,179,420       2,212,211       2,391,568
                             -------------    ------------     ------------    ------------    ------------
                             $  94,550,602    $ 59,477,905     $ 59,130,632    $ 58,460,211    $ 58,404,913
                             =============    ============     ============    ============    ============

                        LOAN PORTFOLIO - AVERAGE BALANCES


($ amounts in thousands)         4Q06            3Q06             2Q06            1Q06             4Q05
--------------------------   -------------    ------------     ------------    ------------    ------------
Commercial                   $ 21,242,803     $ 15,932,108     $ 15,189,741    $ 14,758,024    $ 14,635,632
Real Estate- Mortgage          34,446,585       26,044,404       26,507,512      26,843,415      27,439,772
Real Estate- Construction      12,289,921        8,435,465        7,904,240       7,536,236       6,792,219
Equity Lines of Credit          9,310,224        5,191,498        5,378,723       5,486,959       5,063,023
Indirect Lending                3,141,590        1,336,290        1,329,697       1,334,345       1,371,162
Other Consumer                  2,627,497        2,171,590        2,180,082       2,232,533       2,745,244
                             -------------    ------------     ------------    ------------    ------------
                             $ 83,058,620     $ 59,111,355     $ 58,489,995    $ 58,191,512    $ 58,047,052
                             =============    ============     ============    ============    ============

(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The merger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

- $1.6 billion of loans were reclassified to held-for-sale in 4Q06 in anticipation of the divestiture of branches in 1Q07.

-     The AmSouth transaction added $36.5 billion of loans in 4Q06.

- The strongest combined linked-quarter loan demand was in the mid-Atlantic, Florida and West regions and in commercial lending.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 9

DEPOSITS (1)

                       DEPOSIT PORTFOLIO - PERIOD END DATA

($ amounts in thousands)            12/31/06       9/30/06         6/30/06        3/31/06       12/31/05
                                  ------------   ------------   ------------   ------------   ------------
Interest-Free Deposits            $ 20,175,482   $ 12,570,051   $ 13,158,707   $ 13,328,143   $ 13,699,038
Interest-Bearing Checking            8,950,404      1,938,261      2,180,298      2,490,444      2,756,556
Savings                              3,882,533      2,908,930      3,081,192      3,182,650      3,037,687
Money Market                        28,470,667     20,458,363     19,788,991     19,897,135     19,856,890
Divestitures - Interest-Free           533,295              -              -              -              -
Divestitures - Other Low-Cost        1,177,671              -              -              -              -
                                  ------------   ------------   ------------   ------------   ------------
  Total Low-Cost Deposits           63,190,052     37,875,605     38,209,188     38,898,372     39,350,171
CD's < $100K                        15,104,520     11,055,918     11,063,668     10,874,303     10,201,745
CD's > $100K                        12,776,086      9,124,935      7,918,736      7,480,764      7,412,359
Other Time Deposits                  9,096,910      4,113,087      4,213,234      3,266,040      3,414,092
Divestitures - Time                  1,060,401              -              -              -              -
                                  ------------   ------------   ------------   ------------   ------------
                                  $101,227,969   $ 62,169,545   $ 61,404,826   $ 60,519,479   $ 60,378,367
                                  ============   ============   ============   ============   ============

                      DEPOSIT PORTFOLIO - AVERAGE BALANCES

($ amounts in thousands)                  4Q06           3Q06          2Q06          1Q06          4Q05
                                       -----------   -----------   -----------   -----------   -----------
Interest-Free Deposits                 $17,175,508   $12,482,899   $12,882,910   $12,926,748   $12,871,222
Interest-Bearing Checking                6,157,620     1,917,648     2,158,034     2,272,440     2,530,011
Savings                                  3,572,985     2,988,548     3,155,230     3,100,922     2,976,913
Money Market                            25,878,174    20,144,394    19,759,267    19,873,074    19,522,227
Divestitures - Interest-Free               359,957             -             -             -             -
Divestitures - Other Low-Cost              763,754             -             -             -             -
                                       -----------   -----------   -----------   -----------   -----------
  Total Low-Cost Deposits               53,907,998    37,533,489    37,955,441    38,173,184    37,900,373
CD's < $100K                            13,758,120    11,068,375    11,022,675    10,714,595    10,429,499
CD's > $100K                            12,045,318     8,297,133     7,650,843     7,383,192     7,873,050
Other Time Deposits                      6,852,448     4,807,164     4,045,002     3,727,759     3,652,025
Divestitures - Time                        686,891             -             -             -             -
                                       -----------   -----------   -----------   -----------   -----------
                                       $87,250,775   $61,706,161   $60,673,961   $59,998,730   $59,854,947
                                       ===========   ===========   ===========   ===========   ===========

(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The mer ger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

- $2.8 billion of deposits were reclassified to held-for-sale in 4Q06 in anticipation of the divestiture of branches in 1Q07.

-     The AmSouth transaction added $37.6 billion of deposits in 4Q06.

- On a combined basis, the strongest category of linked-quarter growth was in money market accounts, followed by CD's; the deposit mix shift from low-cost transaction accounts to higher cost CD's appear to be slowing versus previous periods.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 10

OPERATING PERFORMANCE (1)

                                     REVENUE

($ amounts in thousands)                            4Q06         3Q06         2Q06         1Q06         4Q05
                                                 ----------   ----------   ----------   ----------   ----------
Net Interest Income (TE basis)                   $1,104,421   $  806,260   $  791,268   $  766,682   $  748,642
Non-Interest Income (excl. sec. gains/losses)       635,347      457,845      490,683      470,106      440,394
                                                 ----------   ----------   ----------   ----------   ----------
  Total Revenue (TE basis)                       $1,739,768   $1,264,105   $1,281,951   $1,236,788   $1,189,036
                                                 ==========   ==========   ==========   ==========   ==========

------------
(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The merger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

- Net interest margin was 4.10% in 4Q06 and was impacted by partial quarter AmSouth results, the sale of $5 billion of securities in early November, and purchase accounting adjustments.

-     Regions is positioned slightly asset-sensitive at December 31, 2006.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 11

NON-INTEREST INCOME AND EXPENSE (1)

                         NON-INTEREST INCOME AND EXPENSE

NON-INTEREST INCOME

($ amounts in thousands)                                             4Q06         3Q06          2Q06          1Q06           4Q05
------------------------------------------                        ---------    ---------     ---------     ---------      ----------
Brokerage and investment banking                                  $ 207,676    $ 144,093     $ 158,865     $ 166,793      $ 140,255
Service charges on deposit accounts                                 195,838      150,078       147,272       128,529        129,992
Trust department income                                              43,531       36,366        35,730        34,555         30,847
Mortgage servicing & origination fees                                32,907       33,296        34,270        32,698         33,651
Securities gains (losses), net                                          (20)       8,104            28            11        (17,609)
Insurance premiums & commissions                                     21,556       21,330        21,267        21,394         18,616
Gain on sale of mortgage loans                                          326        6,155        24,255        12,351         21,623
Derivative income                                                    12,748        9,595         9,122         6,194          6,434
Other                                                               120,765       56,932        59,902        67,592         58,976
                                                                  ---------    ---------     ---------     ---------      ----------
     Total non-interest income                                    $ 635,327    $ 465,949     $ 490,711     $ 470,117      $ 422,785
                                                                  =========    =========     =========     =========      ==========

NON-INTEREST EXPENSE*

($ amounts in thousands)                                             4Q06         3Q06          2Q06          1Q06          4Q05
------------------------------------------                        ----------   ----------    ----------    ----------    ----------
Salaries and employee benefits                                    $  555,133   $  413,681    $  441,475    $  447,008    $  409,242
Net occupancy expense                                                 88,833       54,012        53,772        59,888        55,548
Furniture and equipment expense                                       60,006       33,838        33,942        34,083        34,130
Impairment (recapture) of MSR's                                       27,000        8,000       (10,000)       (9,000)      (18,000)
Amortization of core deposit intangible                               32,890       10,073        10,370        10,724        11,039
Amortization of MSR's                                                 19,406       16,592        16,263        18,303        17,890
(Gain) loss on early extinguishment of debt                                -         (547)       (1,089)        8,168             -
Other                                                                245,925      177,923       181,780       186,920       197,244
                                                                  ----------   ----------    ----------    ----------    ----------
    Total non-interest expense, excluding merger-related charges   1,029,193      713,572       726,513       756,094       707,093
Merger-related charges                                                87,638        1,021             -             -        46,943
                                                                  ----------   ----------    ----------    ----------    ----------
     Total non-interest expense                                   $1,116,831   $  714,593    $  726,513    $  756,094    $  754,036
                                                                  ==========   ==========    ==========    ==========    ==========

(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The merger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

* Individual expense categories are presented excluding merger-related charges, which are presented in a separate line item in the above table.

- Linked-quarter and year-over-year increases in the tables above are primarily a result of the addition of approximately two months of activity from the AmSouth franchise in the fourth quarter.

- Gain on sale of mortgage loans declined as a result of early payment defaults on sold loans at EquiFirst.

- MSR impairment of $27 million was recognized as a result of declining mortgage rates during 4Q06.

-     Cost saves of $6.6 million are reflected in 4Q06 non-interest expense.

- The $87.6 million of "Merger-related charges" above are primarily salaries and employee benefits ($66MM) and other non-interest expense ($18MM). See page 3 for individual expense categories including merger-related charges.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 12

MORGAN KEEGAN (1)

                                                       MORGAN KEEGAN
---------------------------------------------------------------------------------------------------------------------------
Summary Income Statement
                                                                                          12/31/2006          12/31/2006
($ amounts in thousands)       4Q06       3Q06       2Q06       1Q06       4Q05          vs. 9/30/06*       vs.12/31/2005
--------------------------   --------   --------   --------   --------   --------   -------------------   -----------------
Revenues:
  Commissions                $ 72,645   $ 56,194   $ 56,960   $ 57,073   $ 51,619   $ 16,451     117.1%   $ 21,026    40.7%
  Principal transactions       42,691     38,381     32,996     41,951     34,752      4,310      44.9%      7,939    22.8%
  Investment banking           42,441     25,767     41,623     43,027     25,894     16,674     258.8%     16,547    63.9%
  Interest                     40,186     36,721     32,511     30,327     24,735      3,465      37.7%     15,451    62.5%
  Trust fees and services      44,189     29,966     29,014     28,046     24,680     14,223     189.9%     19,509    79.0%
  Investment advisory          48,713     35,425     36,151     28,885     37,557     13,288     150.0%     11,156    29.7%
  Other                        16,614      8,062      9,473     22,639     11,790      8,552     424.3%      4,824    40.9%
                             --------   --------   --------   --------   --------   --------     -----    --------    ----
    Total revenues            307,479    230,516    238,728    251,948    211,027     76,963     133.5%     96,452    45.7%

Expenses:
  Interest expense             24,996     21,966     21,999     18,085     16,855      3,030      55.2%      8,141    48.3%
  Non-interest expense        207,314    160,679    165,568    169,352    152,280     46,635     116.1%     55,034    36.1%
                             --------   --------   --------   --------   --------   --------     -----    --------    ----
    Total expenses            232,310    182,645    187,567    187,437    169,135     49,665     108.8%     63,175    37.4%
                             --------   --------   --------   --------   --------   --------     -----    --------    ----
Income before income taxes     75,169     47,872     51,161     64,511     41,892     27,297     228.1%     33,277    79.4%
Income taxes                   28,230     17,251     18,442     23,703     14,942     10,979     254.6%     13,288    88.9%
                             --------   --------   --------   --------   --------   --------     -----    --------    ----
Net income                   $ 46,939   $ 30,621   $ 32,719   $ 40,808   $ 26,950   $ 16,318     213.2%   $ 19,989    74.2%
                             ========   ========   ========   ========   ========   ========     =====    ========    ====

Breakout of Revenue by Division

                                                Fixed-
                                                income         Equity         Regions
                                 Private       Capital        Capital            MK           Asset        Interest
($ amounts in thousands)         Client        Markets        Markets          Trust        Management     & Other
------------------------        ---------      --------       --------        --------      ----------     --------
THREE MONTHS ENDED
DECEMBER 31, 2006:
$ amount of revenue             $  89,769      $ 50,916       $ 32,822        $ 44,189      $  44,131      $ 45,652
% of gross revenue                   29.2%         16.6%          10.7%           14.4%          14.3%         14.8%

THREE MONTHS ENDED
SEPTEMBER 30, 2006:
$ amount of revenue             $  67,271      $ 43,292       $ 18,093        $ 29,967      $  37,003      $ 34,890
% of gross revenue                   29.2%         18.8%           7.8%           13.0%          16.1%         15.1%

YEAR ENDED
DECEMBER 31, 2006
$ amount of revenue             $ 305,098      $187,425       $103,282        $131,218      $ 149,511      $152,137
% of gross revenue                   29.7%         18.2%          10.0%           12.8%          14.5%         14.8%

YEAR ENDED
DECEMBER 31, 2005
$ amount of revenue             $ 248,397      $160,062       $ 86,478        $103,225      $ 125,410      $ 86,681
% of gross revenue                   30.7%         19.8%          10.7%           12.7%          15.5%         10.6%

(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The merger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

* Linked quarter percentage changes are presented on an annualized basis and are influenced in many cases by the AmSouth acquisition. See notes below and on page 13 for more details.

- Included in Morgan Keegan's 4Q06 results are approximately $30 million in revenues and $7 million in net income related to activity in AmSouth Investment Services (AIS) and AmSouth's trust and asset management divisions.

- Commissions revenue increased 29% linked-quarter, primarily as a result of $10 million in AmSouth-related revenues as well as increased levels of retail customer confidence resulting in more equity and fixed income trading activity during the quarter.

- Principal transactions revenue increased 11% linked-quarter, primarily as a result of higher levels of fixed income sales and trading activity, particularly with respect to the deals managed by Morgan Keegan.

- Investment banking and the Fixed Income Capital Markets and Equity Capital Markets lines of business all experienced significant linked-quarter increases in revenues as a result of seasonally higher levels of deal activity in the fourth quarter.

- Interest revenues increased $3.5 million linked quarter due to a larger inventory position during the majority of the quarter.

- Trust revenues increased 47% linked-quarter due to the addition of AmSouth's trust business, which contributed approximately $15.6 million in revenue.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 13

MORGAN KEEGAN (CONT.)

- Investment advisory and asset management revenues were positively impacted during 4Q06 by the addition of AmSouth's asset management business which contributed approximately $2 million in revenues, but increased primarily as a result of a 10% increase in the market value of assets under management and new asset growth.

- Other revenues include $2.6 million of revenue from AIS in 4Q06. The remainder of the linked quarter increase is primarily a result of billings on certain accounts such as IRAs that are collected in the fourth quarter of each year.

- 1Q06 other revenues includes a $13.1 million pre-tax gain related to the swap of NYSE seats in exchange for stock.

- Non-interest expense increased $46.6 million linked-quarter as a result of the addition of approximately $19 million in AmSouth-related expenses and due to increases in salaries and commissions expense in direct correlation with increased revenues.

- Private client revenues increased $22.5 million linked-quarter due primarily to the addition of AIS and increased levels of equity and fixed income trading activity in association with retail customer confidence during the quarter.

- 17,300 new accounts were opened in 4Q06 compared to 20,000 in 3Q06 and 19,000 in 4Q05.

- Total customer assets were $76.2 billion at December 31, 2006, including approximately $7 billion added in connection to the AmSouth merger, compared to $65.9 billion at September 30, 2006 and $56.3 billion at December 31, 2005.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 14

MORTGAGE OPERATIONS (1)

                                                                     MORTGAGE OPERATIONS
                         ----------------------------------------------------------------------------------------------------------
                                                As of and for Quarter Ended                         12/31/2006          12/31/2006
                            12/31/06       9/30/06       6/30/06       3/31/06       12/31/05      vs. 9/30/06*       vs.12/31/2005
                         -------------  ------------- ------------- ------------- ------------- -------  -------  --------- -------
Single family mortgage
production (millions):
 Regions Mortgage        $       1,596  $       1,253 $       1,440 $       1,345 $       1,459 $   343   109.5%  $    137     9.4%
 EquiFirst                       3,276          2,754         2,966         1,749         2,203     522    75.8%     1,073    48.7%
                         -------------  ------------- ------------- ------------- ------------- -------  -------  --------- -------
  Total                  $       4,872  $       4,007 $       4,406 $       3,094 $       3,662 $   865    86.3%  $  1,210    33.0%
                         =============  ============= ============= ============= ============= =======  =======  ========= =======

Gain(loss) on sale of
mortgage loans (thous.):
 Regions Mortgage        $       1,310  $       2,956 $       3,824 $       2,732 $       4,653 $(1,646) -222.7%  $ (3,343)  -71.8%
 EquiFirst                        (984)         3,199        20,431         9,619        16,970  (4,183) -523.0%   (17,954) -105.8%
                         -------------  ------------- ------------- ------------- ------------- -------  -------  --------- -------
  Total                  $         326  $       6,155 $      24,255 $      12,351 $      21,623 $(5,829) -378.8%  $(21,297)  -98.5%
                         =============  ============= ============= ============= ============= =======  =======  ========= =======

Servicing portfolio      $43.0 Billion  $36.0 Billion $36.4 Billion $36.7 Billion $37.2 Billion
Capitalized mortgage
servicing rights (net)   $    374.9 MM  $    407.7 MM $    420.3 MM $    413.7 MM $      412 MM
MSR valuation allowance  $     41.4 MM  $     14.4 MM $      6.4 MM $     20.5 MM $     29.5 MM
MSR capitalization rate
- total portfolio              87 bps.       113 bps.      115 bps.      113 bps.      111 bps.
MSR capitalization rate
- 3rd party servicing         134 bps.       145 bps.      148 bps.      144 bps.      142 bps.
New servicing
capitalization rate           124 bps.       125 bps.      117 bps.      104 bps.      116 bps.

(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The merger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

*     Linked quarter percentage changes are presented on an annualized basis.

- Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.

- EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

- Included in 4Q06 Regions Mortgage origination volume is $469 million related to AmSouth Mortgage.

- Regions Mortgage recorded $27 million (equates to $0.03 per diluted share after-tax) of MSR impairment in 4Q06 as a result of declining mortgage rates during the quarter.

-     EquiFirst experienced record production volume in 4Q06.

- EquiFirst's gross gain on sale premiums approximated 2.1% in 4Q06, compared to 2.0% in 3Q06.

- EquiFirst's gain on sale of mortgage loans declined linked quarter primarily due to early payment defaults and lower sales volume in 4Q06 compared to 3Q06.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 15

CREDIT QUALITY (1)

                                                     CREDIT QUALITY
                                                 As of and for Quarter Ended                 YTD         YTD
($ in thousands)                12/31/06    9/30/06     6/30/06     3/31/06    12/31/05    12/31/06   12/31/05
------------------------------ ----------- ---------- ----------- ----------- ----------- ----------- ----------
Allowance for credit losses    $1,107,788  $ 778,465  $  777,783  $  782,368  $  783,536
Provision for credit losses    $   60,000  $  25,000  $   30,000  $   27,500  $   40,000  $  142,500  $ 165,000

Net loans charged off:
  Commercial                   $   24,648  $  16,723  $   21,989  $   12,286  $   25,129  $ $ 75,646  $  77,223
  Real Estate - Mortgage           15,890      6,575       6,165      10,249       6,755      38,879     34,436
  Real Estate - Construction         (223)       381         115         (40)        264         233        263
  Consumer                         15,834        639       2,537       6,173       8,259      25,183     24,263
                               ----------  ---------  ----------  ----------  ----------  ----------  ---------
    Total                      $   56,149  $  24,318  $   30,806  $   28,668  $   40,407  $  139,941  $ 136,185
                               ==========  =========  ==========  ==========  ==========  ==========  =========

Net loan charge-offs as a % of
  average loans, annualized
  Commercial                         0.46%      0.42%       0.58%       0.34%       0.68%       0.45%      0.52%
  Real Estate - Mortgage             0.18%      0.10%       0.09%       0.15%       0.10%       0.14%      0.12%
  Real Estate - Construction        -0.01%      0.02%       0.01%       0.00%       0.02%       0.00%      0.00%
  Consumer                           0.42%      0.03%       0.11%       0.28%       0.36%       0.24%      0.27%
                               ----------  ---------  ----------  ----------  ----------  ----------  ---------
     Total                           0.27%      0.16%       0.21%       0.20%       0.28%       0.22%      0.23%
                               ==========  =========  ==========  ==========  ==========  ==========  =========

Non-performing assets (NPAs):
Non-accrual loans              $  306,471  $ 246,728  $  264,284  $  343,880  $  341,177
Renegotiated loans                      -        103         107         190         241
Foreclosed properties              72,663     65,190      55,495      64,999      65,459
                               ----------  ---------  ----------  ----------  ----------
  Total                        $  379,134  $ 312,021  $  319,886  $  409,069  $  406,877
                               ==========  =========  ==========  ==========  ==========

Loans past due > 90 days       $  143,868  $  78,785  $   78,096  $   92,766  $   87,523

Allowance for credit losses as
  percentage of loans, net of
  unearned income                    1.17%        NA          NA          NA          NA

Allowance for loan losses as
  a percentage of loans, net of
  unearned income                    1.12%      1.31%       1.32%       1.34%       1.34%

Total NPAs (excluding loans 90
  days past due) as a percentage
  of loans and other real estate     0.40%      0.52%       0.54%       0.70%       0.70%

Total NPAs (including loans 90
  days past due) as a percentage
  of loans and other real estate     0.55%      0.66%       0.67%       0.86%       0.85%

Katrina update as of December 31, 2006:

  Loan exposure                                               1,008,263
  Loans on non-accrual                                            9,695
  Past due loans > 90 days                                        1,191
  Net loans charged-off in 4Q                                     1,592
  Remaining Katrina-specific allowance                           60,470

(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The merger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

- Net charge-offs totaled $56 million, or an annualized 0.27 percent of average loans, and included approximately $1.6 million of net charge-offs from the Katrina-related portfolio.

- Also included in net charge-offs is approximately $11 million of charge-offs resulting from conforming Regions' and AmSouth's credit policies.

- Regions' December 31, 2006, allowance for credit losses includes approximately $60 million of reserves identified for the Katrina portfolio (representing combined Regions and AmSouth reserves).

- Regions' December 31, 2006 allowance for credit losses includes approximately $52 million of reserves related to unfunded commitments and standby letters of credit.

- Regions sold approximately $28.5 million of non-performing loans during 4Q06.

- Regions' non-performing loan portfolio is composed primarily of small to medium-sized loans that are diversified geographically throughout its franchise.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 16

ADDITIONAL FINANCIAL AND OPERATIONAL DATA (1)

                                    12/31/06  9/30/06  6/30/06  3/31/06  12/31/05
                                    --------  -------  -------  -------  --------
FTE employees                         35,904   24,277   24,457   24,928    25,326
Authorized shares remaining  under
 buyback program (see note below)    13.9 MM  18.9 MM  20.3 MM  23.9 MM   27.6 MM
Full service offices                   1,956    1,299    1,304    1,312     1,311
ATM's                                  2,664    1,549    1,564    1,586     1,585
Morgan Keegan offices                    319      328      321      301       281

---------
(1) Regions Financial Corporation and AmSouth Bancorporation merged effective November 4, 2006. The merger was accounted for as a purchase of AmSouth by Regions. As a result, periods ending prior to November 4, 2006, reflect legacy Regions data on a stand-alone basis.

- During the fourth quarter, 5.0 million shares were repurchased at an average cost of $37.00 per share.

- On January 18, 2007, the Regions Board of Directors approved a new 50 million share repurchase authorization.

MERGER-RELATED ITEMS

(Pre-tax dollars in thousands)

                               INCOME STATEMENT     EXCESS
                      TOTAL        EFFECT        PURCHASE PRICE
                    ---------  ----------------  --------------
Year to date 2006   $ 274,036     $  88,658        $ 185,378
                    =========     =========        =========

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE
PAGE 17

RECONCILIATION TO GAAP FINANCIAL MEASURES

The table below presents computations of earnings and certain other financial measures excluding merger charges (non-GAAP). Merger charges are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Regions believes the exclusion of merger charges in expressing earnings and certain other financial measures provides a meaningful base for period-to-period comparisons. See table below for computations of earnings and certain other financial measures excluding merger charges and corresponding reconciliation to GAAP financial measures for the periods presented.

                                                                      As of and for Quarter Ended       Fiscal Year Ended
                                                                      ---------------------------   -------------------------
                                                                       12/31/06        12/31/05     12/31/06       12/31/05
                                                                      -------------   -----------   -----------   -----------
INCOME
Pre-tax income (GAAP)                                                  $    528,977   $   354,662   $ 1,959,015   $ 1,422,095
Merger-related charges, pre-tax**
     Salaries and employee benefits                                          65,655        27,723        65,693        73,556
     Net occupancy expense                                                    3,473         1,010         3,473         5,053
     Furniture and equipment expense                                            427            41           427           536
     Other                                                                   18,083        18,169        19,066        89,636
                                                                       ------------   -----------   -----------   -----------
     Total merger-related charges, pre-tax                                   87,638        46,943        88,659       168,781
                                                                       ------------   -----------   -----------   -----------
        Pre-tax income excluding merger charges (non-GAAP)             $    616,615   $   401,605   $ 2,047,674   $ 1,590,876
                                                                       ============   ===========   ===========   ===========

Net income (GAAP)                                                 A    $    361,551   $   253,996   $ 1,353,145   $ 1,000,544
Merger-related charges, net of tax**                                         59,299        29,391        60,320       109,688
                                                                       ------------   -----------   -----------   -----------
     Net income excluding merger charges (non-GAAP)               B    $    420,850   $   283,387   $ 1,413,465   $ 1,110,232
                                                                       ============   ===========   ===========   ===========

Weighted average diluted shares                                   C         646,372       461,651       506,989       466,183
Earnings per share, excluding merger charges - diluted            B/C  $       0.65   $      0.61   $      2.79   $      2.38
                                                                       ============   ===========   ===========   ===========

RETURN ON AVERAGE ASSETS
Average assets (GAAP)                                             D    $124,577,836   $85,143,955   $95,800,277   $85,096,467
Return on average assets (GAAP)*                                  A/D          1.15%         1.18%         1.41%         1.18%
                                                                       ============   ===========   ===========   ===========
Return on average assets, ex. merger charges* (non-GAAP)          B/D          1.34%         1.32%         1.48%         1.30%
                                                                       ============   ===========   ===========   ===========

RETURN ON AVERAGE EQUITY
Average equity (GAAP)                                             E    $ 17,185,928   $10,556,548   $12,368,632   $10,677,831
Average intangible assets (GAAP)                                          9,862,619     5,346,617     6,449,657     5,356,932
                                                                       ------------   -----------   -----------   -----------
Average tangible equity                                           F    $  7,323,309   $ 5,209,931   $ 5,918,975   $ 5,320,899

Return on average equity (GAAP)*                                  A/E          8.35%         9.55%        10.94%         9.37%
Return on average tangible equity*                                A/F         19.59%        19.34%        22.86%        18.80%
                                                                       ============   ===========   ===========   ===========
Return on average equity, ex. merger charges* (non-GAAP)          B/E          9.72%        10.65%        11.43%        10.40%
                                                                       ============   ===========   ===========   ===========
Return on average tangible equity, ex. merger charges* (non-GAAP) B/F         22.80%        21.58%        23.88%        20.87%
                                                                       ============   ===========   ===========   ===========

*   Income statement amounts have been annualized in calculation
**  2005 merger charges relate to the Union Planters acquisition

This financial supplement to Regions' 4th quarter and year end 2006 earnings includes forward-looking statements about Regions Financial Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The words "believe," "expect," "anticipate," "project," and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. Regions cautions that actual results and events could differ materially from expectations expressed in forward-looking statements as a result of factors such as possible changes in economic and business conditions and interest rates; Regions' ability to integrate the recent combination with AmSouth Bancorporation and to retain and attract customers; the effects of geopolitical instability and risks such as terrorist attacks; possible changes in laws and regulations and governmental monetary and fiscal policies; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans, increased competition from both banks and non-banks, and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, please look under the caption "Forward Looking Statements" in Regions' Annual Report on
Form 10-K for the year ended December 31, 2005, and subsequent quarterly reports on Form 10-Q, all as on file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Regions assumes no obligation to update or revise any forward-looking statements that are made from time to time.